Exhibit 99.1

STAAR Surgical Reports Second Quarter 2025 Results

LAKE FOREST, CA, August 6, 2025 --- STAAR Surgical Company (NASDAQ: STAA), the global leader in phakic IOLs with the EVO family of Implantable Collamer® Lenses (EVO ICL™) for vision correction, today reported results for the second quarter ended June 27, 2025.

Second Quarter 2025 Financial Overview

•
Net sales of $44.3 million down 55% Y/Y due to planned reduction of channel inventory in China
•
Net sales excluding China of $39.0 million up 10% Y/Y
•
Gross margin at 74.0% vs. 79.2% year ago due to the decrease in sales volume, but up from 65.8% in Q1 of this year
•
Net loss of $(16.8) million or $(0.34) per share, down from net income of $7.4 million or $0.15 per share year ago, but up from a net loss of $(54.2) million or $(1.10) per share in Q1 2025
•
Adjusted EBITDA1 loss of $(14.9) million or $(0.30) per share, down from Adjusted EBITDA income of $22.5 million or $0.45 per share year ago, but up from an Adjusted EBITDA loss of $(26.4) million or $(0.53) per share in Q1 2025

Second Quarter 2025 Results

Net sales were $44.3 million for the second quarter of 2025 compared to $99.0 million in the prior year quarter and $42.6 million in the first quarter of 2025. The year-over-year decrease was mainly driven by a notable decline in revenue from China, as the Company’s distributors in the region made minimal purchases during the quarter, opting to utilize existing in-country inventory to meet procedural demand. This decline was partially offset by growth in other regions. Excluding China, net sales were $39.0 million, an increase of 10% as compared to the prior-year period.

Gross profit margin for the second quarter of 2025 was 74.0% of total net sales compared to the prior year quarter of 79.2% of total net sales and 65.8% of total net sales in the first quarter of 2025. The decline in gross profit margin versus the same period last year was primarily attributable to a decrease in sales volume.

Total operating expenses for the second quarter of 2025 were $62.8 million, compared to $66.5 million in the prior-year quarter. Excluding restructuring, impairment, and related charges, operating expenses for the second quarter of 2025 were $57.5 million down from $62.7 million in the first quarter of 2025. The year-over-year decrease in operating expenses was driven by ongoing cost optimization efforts that continued throughout the second quarter. General and administrative expenses were $21.0 million compared to $23.6 million in the prior-year quarter and $24.5 million in the first quarter of 2025. The year-over-year decrease was primarily due to decreased outside services expenses. Selling and marketing expenses were $26.3 million compared to $31.0 million in the prior-year quarter, and $26.9 million in the first quarter of 2025. The year-over-year decrease is due to lower marketing, promotional and advertising activities, partially offset by increased compensation-related charges. Research and development expenses were $10.3 million compared to $11.9 million in the prior-year quarter and $11.3 million in the first quarter of 2025. The year-over-year decrease is due primarily to lower salary-related expenses.

During the second quarter, the Company incurred $5.2 million for restructuring, impairment and related charges, primarily for severance associated with the realignment of the Company’s leadership structure and its cost control initiatives, and fixed asset and operating lease impairment. Including these charges, operating loss for the second quarter of 2025 was $(30.0) million compared to $11.9 million for the second quarter of 2024. Net loss for the second quarter of 2025 was $(16.8) million or $(0.34) per diluted share compared with net income of $7.4 million or $0.15 per diluted share for the prior-year quarter. The year-over-year decrease in net income was primarily attributable to lower net sales and restructuring charges, partially offset by reduced operating expenses

Cash, cash equivalents and investments available for sale at June 27, 2025, totaled $189.9 million, compared to $222.8 million at the end of the first quarter of 2025. The Company had no outstanding debt.

During the second quarter of 2025, the Company repurchased approximately 261,000 shares of its common stock for a total cost of approximately $4.5 million under its $30 million share repurchase program announced in May 2025. The average purchase price per share was $17.17. As of June 27, 2025, approximately $25.5 million remained available under the current authorization. Through August 1, 2025, the Company has purchased 376,000 shares for a total of $6.5 million, with an average purchase price of $17.17.

Due to the pending acquisition of the Company by Alcon Inc., the Company will not host a conference call to review its second quarter 2025 results.

1 Adjusted EBITDA and Adjusted EBITDA per share are non-GAAP financial measures. For further information on non-GAAP financial measures, please refer to the “Use of Non-GAAP Financial Measures” section of this press release. Please also refer to the tables at the end of this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure.

Use of Non-GAAP Financial Measures

To supplement the Company’s financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include certain non-GAAP financial measures, including Adjusted EBITDA. Management uses these non-GAAP financial measures in its evaluation of Company operating performance and believes investors will find them useful in evaluating the Company’s operating performance, including cash flow generation, and in analyzing period-to-period financial performance of core business operations and underlying business trends. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

EBITDA is a non-GAAP financial measure, which is calculated by adding interest income and expense, net; provision for income taxes; and depreciation and amortization to net income. In calculating Adjusted EBITDA and Adjusted EBITDA per diluted share, the Company further adjusts for stock-based compensation expense and for restructuring, impairment and related charges. As stock-based compensation is a non-cash expense that can vary significantly based on the timing, size and nature of awards granted, the Company believes that the exclusion of stock-based compensation expense can assist investors in comparisons of Company operating results with other peer companies because (i) the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expense can vary significantly between periods as a result of the timing of grants of new stock-based awards, including inducement grants in connection with hiring. Additionally, the Company believes that excluding stock-based compensation from Adjusted EBITDA and Adjusted EBITDA per diluted share assists management and investors in making meaningful comparisons between the Company’s operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future. The Company believes that restructuring, impairment and related charges are not indicative of the underlying operating expense profile for the Company. These charges, which include costs related to severance, reduction in force and consulting expenses, impairment expenses on leasehold improvements and machinery and equipment, impairment on real property right-of use assets, and impairment of internally developed software, are anticipated to be completed within a finite period of time and can vary significantly in any specific period. The Company believes that excluding restructuring, impairment and related charges from Adjusted EBITDA allows investors to more consistently analyze period-to-period financial performance of its core business operations and better assess the Company’s current and future continuing operations.

The Company also presents certain financial information on a constant currency basis, which is intended to exclude the effects of foreign currency fluctuations. The Company conducts a significant part of its activities outside the U.S. It receives sales revenue and pays expenses principally in U.S. dollars, Swiss francs, Japanese yen and euros. The exchange rates between dollars and non-U.S. currencies can fluctuate greatly and can have a significant effect on the Company’s results when reported in U.S. dollars. In order to compare the Company's performance from period to period without the effect of currency, the Company will apply the same average exchange rate applicable in the prior period, or the “constant currency” rate to sales or expenses in the current period as well.

In the tables provided below, the Company has included a reconciliation of Adjusted EBITDA and Adjusted EBITDA per diluted share to net income (loss) and net income (loss) per diluted share, the most directly comparable GAAP financial measure, as well as supplemental financial information with net sales expressed in constant currency.

About STAAR Surgical

STAAR Surgical (NASDAQ: STAA) is the global leader in implantable phakic intraocular lenses, a vision correction solution that reduces or eliminates the need for glasses or contact lenses. Since 1982, STAAR has been dedicated solely to ophthalmic surgery, and for 30 years, STAAR has been designing, developing, manufacturing, and marketing advanced Implantable Collamer® Lenses (ICLs), using its proprietary biocompatible Collamer material. STAAR ICL’s are clinically-proven to deliver safe long-term vision correction without removing corneal tissue or the eye’s natural crystalline lens. Its EVO ICL™ product line provides visual freedom through a quick, minimally invasive procedure. STAAR has sold more than 3 million ICLs in over 75 countries. Headquartered in Lake Forest, California, the company operates research, development, manufacturing, and packaging facilities in California and Switzerland. For more information about ICL, visit www.EVOICL.com. To learn more about STAAR, visit www.staar.com.

We intend to use our website as a means of disclosing material non-public information about the Company and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website in the ‘Investor Relations’ sections at investors.staar.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the Email Alerts section at investors.staar.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. All statements in this press release that are not statements of historical fact are forward-looking statements. These forward-looking statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: our ability to continue our growth and profitability trajectory; our reliance on independent distributors in international markets; a slowdown or disruption to the Chinese economy; global economic conditions; disruptions in our supply chain; fluctuations in foreign currency exchange rates; international trade disputes (including involving tariffs) and substantial dependence on demand from Asia; changes in effective tax rate or tax laws; any loss of use of our principal manufacturing facility; competition; potential losses due to product liability claims; our exposure to environmental liability; data corruption, cyber-based attacks or network security breaches and/or noncompliance with data protection and privacy regulations; acquisitions of new technologies; climate changes; the willingness of surgeons and patients to adopt a new or improved product and procedure; extensive clinical trials and resources devoted to research and development; compliance with government regulations; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before or after approval, or to take enforcement action; laws pertaining to healthcare fraud and abuse; changes in FDA or international regulations related to product approval; product recalls or failures; the timing of, and completion of, or failure to complete, the pending acquisition of the Company by Alcon Inc.; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the pending acquisition of the Company by Alcon Inc.; the effect of the announcement of the acquisition of the Company by Alcon Inc. on our ability to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; and other important factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 27, 2024 under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Information” section of the Company’s website under the heading “SEC Filings,” as any such factors may be updated from time to time in the Company’s other filings with the SEC.

Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investors

Niko Liu, CFA

United States: 626-303-7902 ext 3023

Hong Kong: +852-6092-5076

nliu@staar.com

investorrelations@staar.com

Consolidated Balance Sheets
(in 000's)
Unaudited

ASSETS	June 27, 2025	December 27, 2024
Current assets:
Cash and cash equivalents	$167,131	$144,159
Investments available for sale	22,752	86,335
Accounts receivable trade, net	34,440	77,897
Inventories, net	53,107	43,305
Prepayments, deposits, and other current assets	15,362	16,244
Total current assets	292,792	367,940
Property, plant, and equipment, net	74,417	84,889
Finance lease right-of-use assets, net	-	37
Operating lease right-of-use assets, net	33,027	36,850
Goodwill	1,786	1,786
Deferred income taxes	11,893	788
Other assets	23,866	17,234
Total assets	$437,781	$509,524

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,345	$16,704
Obligations under finance leases	-	42
Obligations under operating leases	5,103	3,894
Allowance for sales returns	4,726	6,579
Other current liabilities	37,054	43,087
Total current liabilities	59,228	70,306

Obligations under operating leases	35,417	34,807
Deferred income taxes	-	297
Asset retirement obligations	45	42
Pension liability	6,518	6,737
Total liabilities	101,208	112,189

Stockholders' equity:
Common stock	495	493
Additional paid-in capital	484,801	471,449
Treasury Stock	(4,479)	-
Accumulated other comprehensive loss	(5,645)	(7,031)
Accumulated deficit	(138,599)	(67,576)
Total stockholders' equity	336,573	397,335
Total liabilities and stockholders' equity	$437,781	$509,524

Consolidated Statements of Operations
(in 000's except for per share data)
Unaudited

	Three Months Ended						Year Ended
	% of Sales	June 27, 2025	% of Sales	June 28, 2024	Fav (Unfav) Amount	%	% of Sales	June 27, 2025	% of Sales	June 28, 2024	Fav (Unfav) Amount	%
Net sales	100.0%	$44,320	100.0%	$99,005	$(54,685)	(55.2)%	100.0%	$86,909	100.0%	$176,361	$(89,452)	(50.7)%

Cost of sales	26.0%	11,521	20.8%	20,593	9,072	44.1%	30.0%	26,105	20.9%	36,914	10,809	29.3%

Gross profit	74.0%	32,799	79.2%	78,412	(45,613)	(58.2)%	70.0%	60,804	79.1%	139,447	(78,643)	(56.4)%

Selling, general and administrative expenses:
General and administrative	47.3%	20,969	23.9%	23,641	2,672	11.3%	52.3%	45,427	26.6%	46,869	1,442	3.1%
Selling and marketing	59.3%	26,283	31.3%	31,005	4,722	15.2%	61.2%	53,228	33.8%	59,663	6,435	10.8%
Research and development	23.2%	10,263	12.0%	11,868	1,605	13.5%	24.9%	21,602	13.2%	23,298	1,696	7.3%
Total selling, general, and administrative expenses	129.8%	57,515	67.2%	66,514	8,999	13.5%	138.4%	120,257	73.6%	129,830	9,573	7.4%
Restructuring, impairment and related charges	11.8%	5,248	0.0%	-	(5,248)	0.0%	32.1%	27,912	0.0%	-	(27,912)	0.0%
Total operating expenses	141.6%	62,763	67.2%	66,514	3,751	5.6%	170.5%	148,169	73.6%	129,830	(18,339)	(14.1)%

Operating income (loss)	(67.6)%	(29,964)	12.0%	11,898	(41,862)	(351.8)%	(100.5)%	(87,365)	5.5%	9,617	(96,982)	(1008.4)%

Other income (expense):
Interest income, net	3.0%	1,366	1.4%	1,422	(56)	(3.9)%	3.1%	2,732	1.7%	2,951	(219)	(7.4)%
Gain (loss) on foreign currency transactions	5.8%	2,563	(3.1)%	(3,049)	5,612	184.1%	4.6%	3,981	(3.0)%	(5,346)	9,327	174.5%
Royalty income	0.0%	-	0.0%	-	-	0.0%	0.0%	-	0.3%	508	(508)	(100.0)%
Other income, net	0.3%	120	0.1%	63	57	90.5%	0.3%	251	0.2%	393	(142)	(36.1)%
Total other income (expense), net	9.1%	4,049	(1.6)%	(1,564)	5,613	358.9%	8.0%	6,964	(0.8)%	(1,494)	8,458	566.1%

Income (loss) before provision for income taxes	(58.5)%	(25,915)	10.4%	10,334	(36,249)	(350.8)%	(92.5)%	(80,401)	4.7%	8,123	(88,524)	(1089.8)%

Provision (benefit) for income taxes	(20.5)%	(9,103)	3.0%	2,955	12,058	408.1%	(10.8)%	(9,378)	2.3%	4,083	13,461	329.7%

Net income (loss)	(38.0)%	(16,812)	7.4%	7,379	(24,191)	(327.8)%	(81.7)%	(71,023)	2.4%	4,040	(75,063)	(1858.0)%

Net loss per share - basic		(0.34)		0.15				(1.44)		0.08
Net loss per share - diluted		(0.34)		0.15				(1.44)		0.08

Weighted average shares outstanding - basic		49,520		49,127				49,432		49,018
Weighted average shares outstanding - diluted		49,520		49,811				49,432		49,529

Consolidated Statements of Cash Flows
(in 000's)
Unaudited

	Three Months Ended		Year Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Cash flows from operating activities:
Net income (loss)	$(16,812)	$7,379	$(71,023)	$4,040
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,975	1,522	4,312	2,759
Non-cash operating lease expense	838	783	1,866	1,599
Impairment of fixed assets and operating leases	1,377	-	14,593	-
Accretion/Amortization of investments available for sale	(10)	(166)	(139)	(286)
Deferred income taxes	(9,595)	(1)	(10,624)	60
Change in net pension liability	2,455	(53)	(2)	(146)
Stock-based compensation expense	7,802	9,042	13,817	15,381
Change in asset retirement obligation	-	20	-	20
Loss on disposal of property and equipment	-	26	-	26
Provision for sales returns and bad debts	(908)	951	(1,818)	1,079
Inventory provision	468	378	2,499	1,024
Changes in working capital:
Accounts receivable	5,689	(29,401)	43,859	436
Inventories	(4,901)	(869)	(11,205)	(4,871)
Prepayments, deposits and other assets	(4,455)	(1,600)	(6,264)	(7,085)
Accounts payable	537	2,099	(5,424)	3,618
Other current and long-term liabilities	(11,709)	(523)	(7,430)	(6,387)
Net cash provided by (used in) operating activities	(27,249)	(10,413)	(32,983)	11,267

Cash flows from investing activities:
Acquisition of property and equipment	(1,792)	(6,236)	(3,260)	(11,438)
Purchase of investments available for sale	-	(20,249)	(14,691)	(20,249)
Proceeds from sale or maturity of investments available for sale	26,912	5,817	78,422	27,206
Net provided by (used in) investing activities	25,120	(20,668)	60,471	(4,481)

Cash flows from financing activities:
Repayment of finance lease obligations	-	(42)	(42)	(82)
Repurchase of common stock	(4,479)	-	(4,479)	-
Repurchase of employee common stock for taxes withheld	(73)	(167)	(1,356)	(1,396)
Proceeds from vested restricted stock and exercise of stock options	12	372	389	5,697
Net cash provided by (used in) financing activities	(4,540)	163	(5,488)	4,219

Effect of exchange rate changes on cash and cash equivalents	686	(330)	972	(1,267)

Increase (decrease) in cash and cash equivalents	(5,983)	(31,248)	22,972	9,738
Cash and cash equivalents, at beginning of the period	173,114	224,024	144,159	183,038
Cash and cash equivalents, at end of the period	$167,131	$192,776	$167,131	$192,776

Reconciliation of Non-GAAP Financial Measure
Net Income to Adjusted EBITDA
(in 000's except for per share data)
Unaudited

	2022	Q1-23	Q2-23	Q3-23	Q4-23	2023	Q1-24	Q2-24	Q3-24	Q4-24	2024	Q1-25	Q2-25
Net income (loss) - (as reported)	$39,665	$2,710	$6,064	$4,817	$7,756	$21,347	$(3,339)	$7,379	$9,980	$(34,228)	$(20,208)	$(54,211)	$(16,812)
Provision (benefit) for income taxes	5,887	2,009	2,428	1,929	5,983	12,349	1,128	2,955	3,179	3,894	11,156	(275)	(9,103)
Other (income) expense, net	(1,750)	(1,919)	105	(451)	(3,334)	(5,599)	(70)	1,564	(7,477)	2,424	(3,559)	(2,915)	(4,049)
Depreciation	4,481	1,113	1,285	1,345	1,368	5,111	1,237	1,522	1,757	2,375	6,891	2,337	1,975
(Gain) loss on disposal of property plant and equipment(2)	65	-	24	17	32	73	-	26	1,642	26	1,694	-	-
Restructuring, impairment and related charges(3)	-	-	-	-	-	-	-	-	-	-	-	22,664	5,248
Amortization of intangible assets	28	7	10	(2)	(2)	13	-	-	-	-	-	-	-
Stock-based compensation	20,371	6,065	8,423	8,846	182	23,516	6,339	9,042	7,160	4,669	27,210	6,015	7,802
Adjusted EBITDA	$68,747	$9,985	$18,339	$16,501	$11,985	$56,810	$5,295	$22,488	$16,241	$(20,840)	$23,184	$(26,385)	$(14,939)
Adjusted EBITDA as a % of Sales	24.2%	13.6%	19.9%	20.6%	15.7%	17.6%	6.8%	22.7%	18.3%	(42.6)%	7.4%	(62.0)%	(33.7)%

Net income (loss) per share, diluted - (as reported)	$0.80	$0.05	$0.12	$0.10	$0.16	$0.43	$(0.07)	$0.15	$0.20	$(0.69)	$(0.41)	$(1.10)	$(0.34)
Provision (benefit) for income taxes	0.12	0.04	0.05	0.04	0.12	0.25	0.02	0.06	0.06	0.08	0.22	(0.01)	(0.18)
Other (income) expense, net	(0.04)	(0.04)	-	(0.01)	(0.07)	(0.11)	-	0.03	(0.15)	0.05	(0.07)	(0.06)	(0.08)
Depreciation	0.09	0.02	0.03	0.03	0.03	0.10	0.03	0.03	0.04	0.05	0.14	0.05	0.04
(Gain) loss on disposal of property plant and equipment	-	-	-	-	-	-	-	-	0.03	-	0.03	-	-
Restructuring, impairment and related charges	-	-	-	-	-	-	-	-	-	-	-	0.46	0.11
Amortization of intangible assets	-	-	-	-	-	-	-	-	-	-	-	-	-
Stock-based compensation	0.41	0.12	0.17	0.18	-	0.48	0.13	0.18	0.14	0.09	0.55	0.12	0.16
Adjusted EBITDA per share, diluted(1)	$1.39	$0.20	$0.37	$0.33	$0.24	$1.15	$0.11	$0.45	$0.33	$(0.42)	$0.47	$(0.53)	$(0.30)

Weighted average shares outstanding - Diluted	49,380	49,500	49,516	49,370	49,242	49,427	48,907	49,811	49,731	49,266	49,597	49,344	49,520

(1) Adjusted EBITDA per diluted share may not add due to rounding
(2) The Q3-2024 non cash write-off of $1.6M was related to the former EVO Experience Center
(3) This was related to severance, consulting expenses and impairment on operating leases, machinery and equipment, leasehold improvements and internally developed software

Sales by Geography
(in 000's)
Unaudited
	Fiscal Year			Three Months Ended
Sales by Region(1)	2022	2023	2024	June 28, 2024	September 27, 2024	December 27, 2024	March 28, 2025	June 27, 2025

Americas(2)	$19,798	$22,315	$25,229	$6,656	$6,029	$6,387	$6,739	$7,307

EMEA(3)	40,832	40,063	43,511	10,316	9,614	12,286	13,110	11,436

APAC(4)	223,761	260,037	245,161	82,033	72,947	30,277	22,740	25,577

Global Sales	$284,391	$322,415	$313,901	$99,005	$88,590	$48,950	$42,589	$44,320

Global Sales Growth	23%	13%	(3)%	7%	10%	(36)%	(45)%	(55)%

Americas Sales Growth	33%	13%	13%	15%	10%	20%	9%	10%

EMEA Sales Growth	(2)%	(2)%	9%	13%	12%	7%	16%	11%

APAC Sales Growth	28%	16%	(6)%	6%	10%	(49)%	(62)%	(69)%

Global ICL Unit Growth	33%	19%	(6)%	3%	6%	(39)%	(48)%	(63)%

	Fiscal Year			Three Months Ended
Sales by Country(5)	2022	2023	2024	June 28, 2024	September 27, 2024	December 27, 2024	March 28, 2025	June 27, 2025

China	$148,199	$184,569	$162,287	$63,519	$52,468	$7,823	$(877)	$5,299
Growth	38%	25%	(12)%	4%	10%	(81)%	(102)%	(92)%

Japan	$43,096	$38,468	$41,841	$9,887	$10,534	$10,963	$11,395	$10,915
Growth	5%	(11)%	9%	18%	15%	10%	9%	10%

South Korea	$17,936	$19,880	$21,636	$3,924	$5,096	$5,880	$7,522	$4,293
Growth	18%	11%	9%	19%	5%	17%	12%	9%

United States	$14,679	$17,221	$19,896	$5,399	$4,681	$4,881	$5,459	$5,635
Growth	46%	17%	16%	24%	12%	17%	11%	4%

Global Sales Ex China	$136,192	$137,846	$151,614	$35,486	$36,122	$41,127	$43,466	$39,021
Growth	10%	1%	10%	15%	11%	14%	12%	10%

Notes:
(1) Certain adjustments have been reclassed from EMEA to APAC. Prior periods have changed to conform to the current presentation.
(2) Americas includes the United States, Canada and Latin American countries
(3) EMEA includes Spain, Germany, United Kingdom, European, Middle East and Africa Distributors
(4) APAC includes China, Japan, South Korea, India and the rest of Asia Pacific distributors
(5) Sales by country includes countries representing more than 5% of total sales in the most recently completed fiscal year

Reconciliation of Non-GAAP Financial Measure
Constant Currency Sales
(in 000's)
Unaudited

	Three Months Ended			Three Months Ended	As Reported		Constant Currency
Sales	June 27, 2025	Effect of Currency	Constant Currency	June 28, 2024	$ Change	% Change	$ Change	% Change
Total Sales	$44,320	$(1,199)	$43,121	$99,005	$(54,685)	(55.2)%	$(55,884)	(56.4)%

	Year Ended			Year Ended	As Reported		Constant Currency
Sales	June 27, 2025	Effect of Currency	Constant Currency	June 28, 2024	$ Change	% Change	$ Change	% Change
Total Sales	$86,909	$(385)	$86,524	$176,361	$(89,452)	(50.7)%	$(89,837)	(50.9)%